Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-97592 of Midwest Airlines, Inc. on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of Midwest Airlines Savings and Investment Plan for the year ended December 31, 2006.

Milwaukee, Wisconsin

June 26, 2007